OPTION AGREEMENT

THIS AGREEMENT dated ● ●, ● is between:

MIDWAY GOLD CORP., a company incorporated under the laws of British Columbia, having its head office at Unit 1 – 15782 Marine Drive, White Rock, British Columbia, V4B 1E6

(the “Company”)

AND

●, of the address set out in Appendix 1

(“Optionee”)

BACKGROUND

A.

The Optionee holds one or more positions described in Section 5 of the Company’s Stock Option Plan (the “Plan”).

B.

The Company has determined that the Optionee will receive an option (the “Option”) to purchase common shares of the Company (the “Common Shares”) pursuant to the Plan in accordance with the terms of this Agreement.

AGREEMENTS

In consideration of the Optionee holding and continuing to hold one such position and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.

The Company represents that the Optionee is a bona fide Employee as defined in Section 2 of the Plan.

2.

At the date of grant of the Option, the Company is classified as a Tier 1 company under the TSX Venture Exchange Policies.

3.

The Company grants to the Optionee the irrevocable option to purchase Common Shares on the following terms and conditions:

(a)

the number of Common Shares under Option, the vesting and expiry of the Option, and the price per share at which the Common Shares may be purchased, are as set out in Appendix 1 to this Agreement; and

(b)

the grant of the Options evidenced hereby is made subject to the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference into this Agreement.

4.

To exercise this Option, the Optionee must deliver a written notice to the Company specifying the number of Common Shares that the Optionee wishes to acquire, together with cash or certified cheque payable to the Company for the aggregate exercise price.  A certificate representing the Common Shares acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum 4 month non-transferability legend commencing as of the date of this Agreement.

5.

Time is of the essence of this Agreement.

6.

The exercise of this Option by the Optionee is entirely voluntary and any decision not to exercise this Option or any part of it will not in any way affect the Optionee’s employment or continued employment, and the exercise of this Option or any part of it will not give the Optionee any right to employment or continued employment.

7.

This Agreement will enure to the benefit of the Optionee and the heirs and personal representatives of the Optionee.

8.

The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and the policies of the TSX Venture Exchange.

9.

This Agreement will be governed and constituted in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

MIDWAY GOLD CORP.

Per:

Authorized Signatory

SIGNED IN THE PRESENCE OF: Signature (Print Name) (Address) (Occupation)	) ) ) ) ) ) ) ) ) ) ) ) )	●

APPENDIX 1

Optionee Information	Number of Shares Optioned	Price per Share	Vesting Date(s) [If applicable]	Expiry Date
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